Provident Financial Services, Inc. Announces Fourth Quarter and Full Year Earnings
and Sets Annual Meeting Date.

ISELIN, NJ, January 29, 2016 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $21.5 million, or $0.34 per basic and diluted share for the quarter ended December 31, 2015, compared to net income of $21.2 million, or $0.34 per basic and diluted share for the quarter ended December 31, 2014. For the year ended December 31, 2015, the Company reported net income of $83.7 million, or $1.33 per basic and diluted share, compared to net income of $73.6 million, or $1.22 per basic and diluted share for the same period last year.
Earnings for the quarter and year ended December 31, 2015 were favorably impacted by year-over-year growth in both average loans outstanding and average non-interest bearing deposits, growth in non-interest income and improved asset quality. These factors helped offset the unfavorable impact of compression in the net interest margin.
For the year ended December 31, 2015, the Company incurred non-recurring items associated with the April 1, 2015 acquisition of The MDE Group and the equity interests of Acertus Capital Management, LLC (together “MDE”). During the year ended December 31, 2014, the Company had non-recurring items associated with the May 30, 2014 acquisition of Team Capital Bank (“Team Capital”). The year ended December 31, 2014 was further impacted by a non-cash charge resulting from the recognition of a pro rata portion of unrealized losses related to lump sum distributions from the Company's frozen pension plan. Excluding these non-recurring items, core earnings(1) for the quarter and year ended December 31, 2015 were $21.5 million, or $0.34 per diluted share, and $84.0 million, or $1.33 per diluted share, respectively, compared to $21.6 million, or $0.34 per diluted share, and $78.3 million, or $1.29 per diluted share for the quarter and year ended December 31, 2014, respectively.
Chairman, President and Chief Executive Officer Christopher Martin commented: “Our fourth quarter and full year 2015 results represent record levels in terms of revenues and net interest income for Provident. Fundamental performance remained sound during the quarter, as loans grew at a 7% annualized rate and non-interest bearing deposits continued to increase. We have maintained our credit risk and pricing disciplines while continuing to carefully manage our interest rate risk. Our business and balance sheet are well positioned to generate long-term stockholder value.” Martin continued: “For 2016, we are focused on growth within our core business lines, and strategically positioning Provident as a high-performing financial company with superior operating results and returns.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.17 per common share payable on February 26, 2016, to stockholders of record as of the close of business on February 12, 2016.
Annual Meeting Date Set
The Annual Meeting of Stockholders will be held on April 28, 2016 at the DoubleTree by Hilton Newark Airport Hotel, Newark, New Jersey at 10:00 a.m. The date of March 2, 2016 was established as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.
Balance Sheet Summary
Total assets increased $388.3 million, or 4.6% to $8.91 billion at December 31, 2015, from $8.52 billion at December 31, 2014, primarily due to a $452.2 million increase in total loans and a $21.9 million increase in intangible assets, partially offset by a $97.3 million decrease in total investments.
The Company’s loan portfolio increased $452.2 million, or 7.4%, to $6.54 billion at December 31, 2015, from $6.09 billion at December 31, 2014. Loan originations totaled $2.66 billion and loan purchases totaled $95.3 million for the year ended December 31, 2015. The loan portfolio had net increases of $191.8 million in multi-family mortgage loans, $170.7 million in commercial loans, $110.5 million in construction loans, $20.3 million in commercial mortgage loans and $2.6 million in residential mortgage loans, partially offset by a $45.4 million decrease in consumer loans. Commercial real estate, commercial and construction loans represented 72.1% of the loan portfolio at December 31, 2015, compared to 69.4% at December 31, 2014.
At December 31, 2015, the Company’s unfunded loan commitments totaled $1.15 billion, including $530.6 million in commercial loan commitments, $238.8 million in construction loan commitments and $70.5 million in commercial mortgage commitments. Unfunded loan commitments at September 30, 2015 and December 31, 2014 were $1.20 billion and $1.21 billion, respectively.
Total investments decreased $97.3 million, or 6.0%, to $1.52 billion at December 31, 2015, from $1.61 billion at December 31, 2014, largely due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities, partially offset by purchases of mortgage-backed and municipal securities.
For the year ended December 31, 2015, intangible assets increased $21.9 million. This increase was related to the acquisition of MDE, partially offset by scheduled amortization.
Total deposits increased $131.5 million, or 2.3%, during the year ended December 31, 2015 to $5.92 billion. Total core deposits, which consist of savings and demand deposit accounts, increased $217.4 million, or 4.38%, to $5.18 billion at December 31, 2015, while time deposits decreased $86.0 million to $739.7 million at December 31, 2015. The increase in core deposits was largely attributable to a $139.9 million increase in non-interest bearing demand deposits and a $115.5 million increase in interest bearing demand deposits. These increases were partially offset by decreases of $28.1 million and $9.9 million in money market and savings deposits, respectively. Core deposits represented 87.5% of total deposits at December 31, 2015, compared to 85.7% at December 31, 2014.
Borrowed funds increased $197.8 million, or 13.1% during the year ended December 31, 2015, to $1.71 billion. Borrowed funds represented 19.2% of total assets at December 31, 2015, an increase from 17.7% at December 31, 2014.
Stockholders’ equity increased $52.0 million, or 4.5% during the year ended December 31, 2015, to $1.20 billion, due to net income earned during the period, partially offset by dividends paid to stockholders and a decrease in unrealized gains on securities available for sale. Common stock repurchases for the year ended December 31, 2015 totaled 108,589 shares at an average cost of $18.32 per share. At December 31, 2015, 3.3 million shares remained eligible for repurchase under the current authorization. At December 31, 2015, book value per share and tangible book value per share(1) were $18.26 and $11.75, respectively, compared with $17.63 and $11.40, respectively, at December 31, 2014.
Results of Operations
Net Interest Income and Net Interest Margin
For the quarter ended December 31, 2015, net interest income increased $413,000 to $63.7 million, from $63.3 million for the same period in 2014. Net interest income for the year ended December 31, 2015 increased $11.0 million to $249.9 million, from $238.9 million for the same period in 2014. The net interest income for both comparative periods was favorably impacted by the growth in average loans outstanding and average non-interest bearing demand deposits, mitigating the effects of compression in the net interest margin.
The Company’s net interest margin for the quarter ended December 31, 2015 increased 4 basis points to 3.17%, compared with 3.13% for the trailing quarter ended September 30, 2015. The weighted average yield on interest-earning assets increased 4 basis points to 3.70% for the quarter ended December 31, 2015, compared with 3.66% for the trailing quarter. The yield on assets and net interest margin for the quarter ended December 31, 2015 were favorably impacted by the accelerated recognition of $1.0 million of deferred income on a loan which prepaid. The weighted average cost of interest-bearing liabilities for the quarter ended December 31, 2015 increased 1 basis point to 0.66%, compared to 0.65% for the trailing quarter. The average cost of interest-bearing deposits for the quarter ended December 31, 2015 was 0.31%, unchanged from the trailing quarter. The average cost of borrowed funds for the quarter ended December 31, 2015 was 1.65%, compared with 1.61% for the quarter ended September 30, 2015.

The net interest margin decreased 13 basis points to 3.17% for the quarter ended December 31, 2015, compared with 3.30% for the quarter ended December 31, 2014. The weighted average yield on interest-earning assets decreased 15 basis points to 3.70% for the quarter ended December 31, 2015, compared with 3.85% for the quarter ended December 31, 2014, while the weighted average cost of interest-bearing liabilities declined 1 basis point to 0.66% for the quarter ended December 31, 2015, compared with 0.67% for the fourth quarter of 2014. The average cost of interest-bearing deposits for the quarter ended December 31, 2015 was 0.31%, compared with 0.32% for the same period last year. Average non-interest bearing demand deposits totaled $1.17 billion for the quarter ended December 31, 2015, compared with $1.03 billion for the quarter ended December 31, 2014. The average cost of borrowed funds for the quarter ended December 31, 2015 was 1.65%, compared with 1.81% for the same period last year.
For the year ended December 31, 2015, the net interest margin decreased 10 basis points to 3.20%, compared with 3.30% for the year ended December 31, 2014. The weighted average yield on interest-earning assets declined 13 basis points to 3.73% for the year ended December 31, 2015, compared with 3.86% for the year ended December 31, 2014, while the weighted average cost of interest-bearing liabilities declined 2 basis points to 0.66% for the year ended December 31, 2015, compared with 0.68% for the same period in 2014. The average cost of interest-bearing deposits for the year ended December 31, 2015 was 0.31%, compared with 0.33% for the same period last year. Average non-interest bearing demand deposits totaled $1.12 billion for the year ended December 31, 2015, compared with $959.8 million for the year ended December 31, 2014. The average cost of borrowings for the year ended December 31, 2015 was 1.71%, compared with 1.88% for the same period last year.
Non-Interest Income
Non-interest income totaled $15.9 million for the quarter ended December 31, 2015, an increase of $4.5 million, or 39.0%, compared to the quarter ended December 31, 2014. Wealth management income increased $2.0 million, to $4.4 million for the quarter ended December 31, 2015, compared to $2.4 million for the same period in 2014. The increase in wealth management income was primarily attributable to fees earned from assets under management acquired in the MDE transaction. Other income increased $1.5 million for the quarter ended December 31, 2015, compared to the same period in 2014, primarily due to a $1.7 million increase in fees recognized on loan level interest rate swap transactions and an increase in net gains recognized on the sale of foreclosed real estate, partially offset by a decrease in net gains on loan sales. In addition, for the quarter ended December 31, 2015, fee income increased $894,000 to $6.8 million, from $5.9 million for the quarter ended December 31, 2014, primarily due to a $374,000 increase in prepayment fees on commercial loans and a $425,000 increase in deposit related fees.
For the year ended December 31, 2015, non-interest income totaled $55.2 million, an increase of $14.1 million, compared to 2014. Wealth management income increased $7.4 million to $16.8 million for the year ended December 31, 2015, largely due to $7.0 million in fees resulting from assets under management acquired in the MDE transaction, combined with $450,000 of increased fee income from the Company's existing wealth management business. Fee income increased $4.4 million, to $26.3 million for the year ended December 31, 2015, primarily due to a $2.1 million increase in prepayment fees on commercial loans, a $1.3 million increase in deposit related fees and a $710,000 increase in ATM and debit card revenue. Also contributing to the increase in non-interest income, other income increased $2.3 million for the year ended December 31, 2015, compared with 2014, principally due to a $2.8 million increase in net fees recognized on loan level interest rate swap transactions, partially offset by a $528,000 decrease in net gains recognized on loan sales and a non-recurring $486,000 net gain recognized on the prepayment of FHLB borrowings acquired from Team Capital in the prior year. Net gains on securities transactions for the year ended December 31, 2015 increased $403,000 as compared to 2014.
Non-Interest Expense
For the quarter ended December 31, 2015, non-interest expense increased $5.1 million, to $47.4 million compared to the quarter ended December 31, 2014. Compensation and benefits expense increased $4.0 million to $26.3 million for the three months ended December 31, 2015, compared to the three months ended December 31, 2014, largely due to an increase in the accrual for incentive compensation and increases in salary expense associated with the addition of former MDE employees, annual merit increases and increased employee medical and retirement benefit costs. These increases in compensation and benefits expense were partially offset by $400,000 of non-recurring severance and retention expenses associated with the Team Capital acquisition incurred in the prior year quarter. Other operating expenses increased $1.2 million to $8.0 million for the three months ended December 31, 2015, compared to $6.8 million for the same period in 2014, primarily due to valuation adjustments on foreclosed real estate, an increase in consulting expense and an increase in personnel recruitment expense, partially offset by a decrease in legal fees. In addition, data processing expense increased $193,000 to $3.3 million for the three months ended December 31, 2015, compared to $3.1 million for the same period in 2014, principally due to an increase in core processing costs, partially offset by $336,000 of non-recurring core system contract termination costs related to the Team Capital acquisition recorded in the 2014 quarter. Net occupancy costs decreased $199,000, to $6.1 million for the quarter ended December 31, 2015, compared to the same quarter in 2014, due to a decrease in facilities and equipment maintenance expense.
The Company’s annualized core non-interest expense as a percentage of average assets (1) was 2.13% for the quarter ended December 31, 2015, compared with 1.96% for the same period in 2014. The efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income) (1) was 59.57% for the quarter ended December 31, 2015, compared with 55.73% for the same period in 2014.
Non-interest expense for the year ended December 31, 2015 was $180.6 million, an increase of $10.6 million from the year ended December 31, 2014. Compensation and benefits expense increased $7.5 million to $99.7 million for the year ended December 31, 2015, compared to the year ended December 31, 2014, due to increased salary expense associated with new employees from both Team Capital and MDE, additional salary expense associated with annual merit increases, an increase in the accrual for incentive compensation and an increase in employee medical benefits expense, partially offset by lower stock-based compensation, severance and pension costs. The decline in pension costs was largely due to the $1.3 million lump-sum pension distributions made to vested retired employees in 2014. Net occupancy costs increased $2.1 million, to $26.0 million for the year ended December 31, 2015, compared to same period in 2014, principally due to additional costs related to facilities acquired in the Team Capital acquisition and increased depreciation expense. The amortization of intangibles increased $1.3 million for the year ended December 31, 2015, compared with the same period in 2014, primarily due to increases in both the core deposit intangible and customer relationship intangible amortization related to the Team Capital and MDE acquisitions, respectively. Other operating expenses increased $1.1 million to $28.8 million for the year ended December 31, 2015, compared to $27.7 million for the same period in 2014, primarily due to valuation adjustments related to foreclosed real estate, and increases in business development and personnel recruitment expenses. Partially offsetting these increases in non-interest expense, data processing costs decreased $969,000 to $12.7 million for the year ended December 31, 2015, compared with the same period in 2014, principally due to $2.4 million of non-recurring core system contract termination costs related to the Team Capital acquisition in 2014, partially offset by increased software maintenance costs and telecommunication expenses. Additionally, advertising and promotion expense decreased $782,000 to $4.2 million for the year ended December 31, 2015, compared to $5.0 million for the same period in 2014, largely due to post-merger promotional activities within the former Team Capital marketplace incurred in the prior year.
Asset Quality
The Company’s total non-performing loans at December 31, 2015 were $44.5 million, or 0.68% of total loans, compared with $39.6 million, or 0.62% of total loans at September 30, 2015, and $53.9 million, or 0.88% of total loans at December 31, 2014. The $4.9 million increase in non-performing loans at December 31, 2015, compared with the trailing quarter, was due to a $6.1 million increase in non-performing commercial loans, a $254,000 increase in non-performing construction loans and a $156,000 increase in non-performing residential loans, partially offset by a $1.5 million decrease in non-performing commercial mortgage loans, a $106,000 decrease in non-performing multi-family loans and a $78,000 decrease in non-performing consumer loans. The increase in non-performing commercial loans was attributable to one relationship that was current as to principal and interest payments at December 31, 2015 and is adequately secured by commercial real estate. At December 31, 2015, impaired loans totaled $50.9 million with related specific reserves of $2.3 million, compared with impaired loans totaling $67.9 million with related specific reserves of $2.4 million at September 30, 2015. At December 31, 2014, impaired loans totaled $85.4 million with related specific reserves of $7.1 million.
At December 31, 2015, the Company’s allowance for loan losses was 0.94% of total loans, compared to 0.94% at September 30, 2015, and 1.01% of total loans at December 31, 2014. The decline in the loan coverage ratio from December 31, 2014, resulted from an overall improvement in asset quality. The allowance for loan losses decreased

$310,000 to $61.4 million at December 31, 2015, from $61.7 million at December 31, 2014. The reduction in the allowance for loan losses was a function of an improvement in the weighted average risk rating of the loan portfolio and a decline in non-performing loans. The Company recorded provisions for loan losses of $1.3 million and $4.4 million for the quarter and year ended December 31, 2015, respectively, compared with provisions of $1.3 million and $4.7 million for the quarter and year ended December 31, 2014, respectively. For the quarter and year ended December 31, 2015, the Company had net charge-offs of $290,000 and $4.7 million, respectively, compared with net charge-offs of $2.8 million and $7.6 million, respectively, for the same periods in 2014.
At December 31, 2015, the Company held $10.5 million of foreclosed assets, compared with $5.1 million at December 31, 2014. Foreclosed assets at December 31, 2015 consisted of $5.2 million of residential real estate, $5.1 million of commercial real estate and $274,000 of marine vessels. Total non-performing assets at December 31, 2015 declined $3.9 million, or 6.6%, to $55.1 million, or 0.62% of total assets, from $59.0 million, or 0.69% of total assets at December 31, 2014.
Income Tax Expense
For the quarter and year ended December 31, 2015, the Company’s income tax expense was $9.4 million and $36.4 million, respectively, compared with $10.0 million and $31.8 million, for the same periods in 2014. The Company’s effective tax rates were 30.4% and 30.3% for the quarter and year ended December 31, 2015, respectively, compared with 32.0% and 30.2% for the quarter and year ended December 31, 2014, respectively. The decreases in income tax expense and the effective tax rate for the quarter ended December 31, 2015, were primarily attributable to a $639,000 charge in the fourth quarter of 2014 related to a change in the utilization of certain deferred tax assets resulting from the apportionment of income to the state of Pennsylvania. For the year ended December 31, 2015, the increases in income tax expense and the effective tax rate were a function of growth in pre-tax income, with a greater portion of income derived from taxable sources.
About the Company
Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. The Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, January 29, 2016 regarding highlights of the Company’s financial results for the quarter and year ended December 31, 2015. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its quarterly reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Core earnings, tangible book value per share, return on average tangible equity, annualized core non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes on pages 10 and 11 which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
December 31, 2015 (Unaudited) and December 31, 2014
(Dollars in Thousands)

Assets	December 31, 2015	December 31, 2014
Cash and due from banks	$100,899	$102,484
Short-term investments	1,327	1,278
Total cash and cash equivalents	102,226	103,762
Securities available for sale, at fair value	964,534	1,074,395
Investment securities held to maturity (fair value of $488,331 at December 31, 2015 (unaudited) and $482,473 at December 31, 2014)	473,684	469,528
Federal Home Loan Bank Stock	78,181	69,789
Loans	6,537,674	6,085,505
Less allowance for loan losses	61,424	61,734
Net loans	6,476,250	6,023,771
Foreclosed assets, net	10,546	5,098
Banking premises and equipment, net	88,987	92,990
Accrued interest receivable	25,766	25,228
Intangible assets	426,277	404,422
Bank-owned life insurance	183,057	177,712
Other assets	82,149	76,682
Total assets	$8,911,657	$8,523,377
Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$4,198,788	$3,971,487
Savings deposits	985,478	995,347
Certificates of deposit of $100,000 or more	324,215	342,072
Other time deposits	415,506	483,617
Total deposits	5,923,987	5,792,523
Mortgage escrow deposits	23,345	21,649
Borrowed funds	1,707,632	1,509,851
Other liabilities	60,628	55,255
Total liabilities	7,715,592	7,379,278
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 65,489,354 outstanding at December 31, 2015, and 64,905,905 outstanding at December 31, 2014	832	832
Additional paid-in capital	1,000,810	995,053
Retained earnings	507,713	465,276
Accumulated other comprehensive (loss) income	(2,546)	29
Treasury stock	(269,014)	(271,779)
Unallocated common stock held by the Employee Stock Ownership Plan	(41,730)	(45,312)
Common Stock acquired by the Directors' Deferred Fee Plan	(6,517)	(7,113)
Deferred Compensation - Directors' Deferred Fee Plan	6,517	7,113
Total stockholders' equity	1,196,065	1,144,099
Total liabilities and stockholders' equity	$8,911,657	$8,523,377

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months (Unaudited) and Year Ended December 31, 2015 (Unaudited) and 2014
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest income:
Real estate secured loans	$45,290	$43,930	$176,714	$166,700
Commercial loans	14,472	14,059	55,347	50,115
Consumer loans	5,536	6,118	22,770	23,755
Securities available for sale and Federal Home Loan Bank stock	5,690	6,320	23,398	26,475
Investment securities held to maturity	3,344	3,364	13,494	12,263
Deposits, Federal funds sold and other short-term investments	17	9	58	53
Total interest income	74,349	73,800	291,781	279,361

Interest expense:
Deposits	3,670	3,853	14,521	15,332
Borrowed funds	6,948	6,629	27,380	25,140
Total interest expense	10,618	10,482	41,901	40,472
Net interest income	63,731	63,318	249,880	238,889
Provision for loan losses	1,250	1,250	4,350	4,650
Net interest income after provision for loan losses	62,481	62,068	245,530	234,239

Non-interest income:
Fees	6,817	5,923	26,282	21,925
Bank-owned life insurance	1,432	1,405	5,345	5,633
Wealth management income	4,433	2,436	16,838	9,420
Net gain on securities transactions	4	4	654	251
Other income	3,181	1,648	6,103	3,939
Total non-interest income	15,867	11,416	55,222	41,168

Non-interest expense:
Compensation and employee benefits	26,290	22,297	99,689	92,218
Net occupancy expense	6,097	6,296	26,032	23,958
Data processing expense	3,273	3,080	12,698	13,667
FDIC Insurance	1,273	1,241	5,036	4,662
Amortization of intangibles	1,003	979	4,066	2,757
Advertising and promotion expense	1,486	1,581	4,226	5,008
Other operating expenses	7,997	6,823	28,842	27,721
Total non-interest expense	47,419	42,297	180,589	169,991
Income before income tax expense	30,929	31,187	120,163	105,416
Income tax expense	9,414	9,968	36,441	31,785
Net income	$21,515	$21,219	$83,722	$73,631

Basic earnings per share	$0.34	$0.34	$1.33	$1.22
Average basic shares outstanding	63,174,378	62,517,874	62,945,669	60,388,398

Diluted earnings per share	$0.34	$0.34	$1.33	$1.22
Average diluted shares outstanding	63,368,641	62,638,592	63,114,718	60,562,070

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
STATEMENTS OF INCOME:
Net interest income	$63,731	$63,318	$249,880	$238,889
Provision for loan losses	1,250	1,250	4,350	4,650
Non-interest income	15,867	11,416	55,222	41,168
Non-interest expense	47,419	42,297	180,589	169,991
Income before income tax expense	30,929	31,187	120,163	105,416
Net income	21,515	21,219	83,722	73,631
Diluted earnings per share	$0.34	$0.34	$1.33	$1.22
Interest rate spread	3.04%	3.18%	3.07%	3.18%
Net interest margin	3.17%	3.30%	3.20%	3.30%

PROFITABILITY:
Annualized return on average assets	0.96%	1.00%	0.96%	0.92%
Annualized return on average equity	7.14%	7.36%	7.12%	6.75%
Annualized return on average tangible equity (3)	11.14%	11.38%	11.13%	10.43%
Annualized core non-interest expense to average assets (4)	2.13%	1.96%	2.07%	2.01%
Efficiency ratio (5)	59.57%	55.73%	59.05%	57.95%

ASSET QUALITY:
Non-accrual loans			$44,371	$53,855
90+ and still accruing			165	—
Non-performing loans			44,536	53,855
Foreclosed assets			10,546	5,098
Non-performing assets			55,082	58,953
Non-performing loans to total loans			0.68%	0.88%
Non-performing assets to total assets			0.62%	0.69%
Allowance for loan losses			$61,424	$61,734
Allowance for loan losses to total non-performing loans			137.92%	114.63%
Allowance for loan losses to total loans			0.94%	1.01%

AVERAGE BALANCE SHEET DATA:
Assets	$8,846,307	$8,448,580	$8,692,000	$8,044,182
Loans, net	6,396,713	5,943,679	6,215,347	5,599,586
Earning assets	7,949,091	7,594,212	7,815,277	7,237,886
Core deposits	5,140,062	4,966,019	5,057,209	4,736,008
Borrowings	1,674,876	1,451,680	1,603,974	1,338,463
Interest-bearing liabilities	6,405,187	6,210,148	6,328,053	5,933,474
Stockholders' equity	1,194,783	1,144,476	1,175,599	1,091,380
Average yield on interest-earning assets	3.70%	3.85%	3.74%	3.86%
Average cost of interest-bearing liabilities	0.66%	0.67%	0.66%	0.68%

LOAN DATA:
Mortgage loans:
Residential			$1,255,159	$1,252,526
Commercial			1,716,117	1,695,822
Multi-family			1,234,066	1,042,223
Construction			331,649	221,102
Total mortgage loans			4,536,991	4,211,673
Commercial loans			1,434,291	1,263,618
Consumer loans			566,175	611,596
Total gross loans			6,537,457	6,086,887
Premium on purchased loans			5,740	5,307
Unearned discounts			(41)	(53)
Net deferred			(5,482)	(6,636)
Total loans			$6,537,674	$6,085,505

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Core Earnings
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net interest income	$63,731	$63,318	$249,880	$238,889
Provision for loan losses	1,250	1,250	4,350	4,650
Net interest income after provision for loan losses	62,481	62,068	245,530	234,239

Non-interest income	15,867	11,416	55,222	41,168
Less: Gain on prepayment of borrowings acquired from Team Capital	—	—	—	486
Core non-interest income (a)	15,867	11,416	55,222	40,682

Non-interest expense	47,419	42,297	180,589	169,991
Less: Acquisition expense	—	651	413	6,647
Less: Lump sum pension distribution costs	—	—	—	1,336
Core non-interest expense (b)	47,419	41,646	180,176	162,008

Income taxes	9,414	9,968	36,441	31,785
Income tax effect of non core items	—	267	166	2,791
Core earnings	$21,515	$21,603	$83,969	$78,337
Core diluted earnings per share	$0.34	$0.34	$1.33	$1.29

(2) Book and Tangible Book Value per Share
			At December 31,
			2015	2014
Total stockholders' equity			$1,196,065	$1,144,099
Less: total intangible assets			426,277	404,422
Total tangible stockholders' equity			$769,788	$739,677

Shares outstanding			65,489,354	64,905,905

Book value per share (total stockholders' equity/shares outstanding)			$18.26	$17.63
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$11.75	$11.40

(3) Return on Average Tangible Equity
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Total average stockholders' equity	$1,194,783	$1,144,476	$1,175,599	$1,091,380
Less: total average intangible assets	428,635	405,025	423,237	385,276
Total average tangible stockholders' equity	$766,148	$739,451	$752,362	$706,104

Net income	$21,515	$21,219	$83,722	$73,631
Annualized return on average tangible equity (net income/total average stockholders' equity)	11.14%	11.38%	11.13%	10.43%

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - Continued (Dollars in Thousands, except share data)

(4) Annualized Core Non-Interest Expense/Average Assets Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Annualized core non-interest expense	$188,130	$165,226	$180,176	$162,008
Average assets	8,846,307	8,448,580	8,692,000	8,044,182
Core non-interest expense/average assets	2.13%	1.96%	2.07%	2.01%

(5) Efficiency Ratio Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net interest income	$63,731	$63,318	$249,880	$238,889
Core non-interest income (a)	15,867	11,416	55,222	40,682
Total core income	79,598	74,734	305,102	279,571

Core non-interest expense (b)	47,419	41,646	180,176	162,008
Core expense/core income	59.57%	55.73%	59.05%	57.95%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances

	December 31, 2015			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$21,688	$17	0.28%	$30,006	$19	0.25%
Federal funds sold and other short-term investments	1,528	—	0.03%	1,532	—	0.05%
Investment securities (1)	473,007	3,344	2.83%	473,371	3,368	2.85%
Securities available for sale	979,724	4,922	2.01%	1,028,918	4,927	1.92%
Federal Home Loan Bank stock	76,431	768	3.99%	74,256	745	3.98%
Net loans: (2)
Total mortgage loans	4,498,133	45,290	3.98%	4,451,332	44,541	3.95%
Total commercial loans	1,327,394	14,472	4.30%	1,250,172	13,767	4.34%
Total consumer loans	571,186	5,536	3.85%	580,514	5,646	3.86%
Total net loans	6,396,713	65,298	4.03%	6,282,018	63,954	4.02%
Total Interest Earning Assets	$7,949,091	$74,349	3.70%	$7,890,101	$73,013	3.66%

Non-Interest Earning Assets:
Cash and due from banks	91,341			84,571
Other assets	805,875			801,995
Total Assets	$8,846,307			$8,776,667

Interest-Bearing Liabilities:
Demand deposits	$2,991,192	$2,109	0.28%	$2,930,631	$2,033	0.28%
Savings deposits	978,615	271	0.11%	989,188	264	0.11%
Time deposits	760,504	1,290	0.67%	773,466	1,342	0.69%
Total Deposits	4,730,311	3,670	0.31%	4,693,285	3,639	0.31%

Borrowed funds	1,674,876	6,948	1.65%	1,684,659	6,827	1.61%
Total Interest Bearing Liabilities	6,405,187	10,618	0.66%	6,377,944	10,466	0.65%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,170,255			1,147,398
Other non-interest bearing liabilities	76,082			70,899
Total Non-interest Bearing Liabilities	1,246,337			1,218,297
Total Liabilities	7,651,524			7,596,241
Stockholders' equity	1,194,783			1,180,426
Total Liabilities and Stockholders' Equity	$8,846,307			$8,776,667

Net interest income		$63,731			$62,547

Net interest rate spread			3.04%			3.01%
Net interest-earning assets	$1,543,904			$1,512,157

Net interest margin (3)			3.17%			3.13%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.24x			1.24x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	12/31/15	9/30/15	6/30/15	03/31/15	12/31/14
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	2.33%	2.26%	2.28%	2.38%	2.35%
Net loans	4.03%	4.02%	4.08%	4.16%	4.27%
Total interest-earning assets	3.70%	3.66%	3.71%	3.78%	3.85%

Interest-Bearing Liabilities:
Total deposits	0.31%	0.31%	0.31%	0.31%	0.32%
Total borrowings	1.65%	1.61%	1.77%	1.82%	1.81%
Total interest-bearing liabilities	0.66%	0.65%	0.67%	0.67%	0.67%

Interest rate spread	3.04%	3.01%	3.04%	3.11%	3.18%
Net interest margin	3.17%	3.13%	3.17%	3.24%	3.30%

Ratio of interest-earning assets to interest-bearing liabilities	1.24x	1.24x	1.23x	1.23x	1.22x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2015			December 31, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$22,663	$57	0.25%	$21,548	$53	0.25%
Federal funds sold and other short term investments	1,431	1	0.04%	1,398	—	0.02%
Investment securities (1)	473,425	13,494	2.85%	420,161	12,263	2.92%
Securities available for sale	1,029,249	20,323	1.97%	1,131,496	23,998	2.12%
Federal Home Loan Bank stock	73,162	3,075	4.20%	63,697	2,477	3.89%
Net loans: (2)
Total mortgage loans	4,372,622	176,714	4.04%	3,922,227	166,700	4.25%
Total commercial loans	1,254,849	55,347	4.41%	1,081,043	50,115	4.64%
Total consumer loans	587,876	22,770	3.87%	596,316	23,755	3.98%
Total net loans	6,215,347	254,831	4.10%	5,599,586	240,570	4.30%
Total Interest Earning Assets	$7,815,277	$291,781	3.73%	$7,237,886	$279,361	3.86%

Non-Interest Earning Assets:
Cash and due from banks	82,091			72,348
Other assets	794,632			733,948
Total Assets	$8,692,000			$8,044,182

Interest-Bearing Liabilities:
Demand deposits	$2,955,133	$8,045	0.27%	$2,812,451	$7,733	0.27%
Savings deposits	984,704	1,039	0.11%	963,807	938	0.10%
Time deposits	784,242	5,437	0.69%	818,753	6,661	0.81%
Total Deposits	4,724,079	14,521	0.31%	4,595,011	15,332	0.33%
Borrowed funds	1,603,974	27,380	1.71%	1,338,463	25,140	1.88%
Total Interest Bearing Liabilities	$6,328,053	$41,901	0.66%	$5,933,474	$40,472	0.68%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,117,372			959,751
Other non-interest bearing liabilities	70,976			59,577
Total Non-interest Bearing Liabilities	1,188,348			1,019,328
Total Liabilities	7,516,401			6,952,802
Stockholders' equity	1,175,599			1,091,380
Total Liabilities and Stockholders' Equity	$8,692,000			$8,044,182

Net interest income		249,880			238,889

Net interest rate spread			3.07%			3.18%
Net interest-earning assets	$1,487,224			$1,304,412

Net interest margin (3)			3.20%			3.30%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.24 x			1.22 x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Years Ended
	12/31/15	12/31/14	12/31/13
Interest-Earning Assets:
Securities	2.31%	2.37%	2.26%
Net loans	4.10%	4.30%	4.40%
Total interest-earning assets	3.73%	3.86%	3.87%

Interest-Bearing Liabilities:
Total deposits	0.31%	0.33%	0.40%
Total borrowings	1.71%	1.88%	2.06%
Total interest-bearing liabilities	0.66%	0.68%	0.68%

Interest rate spread	3.07%	3.18%	3.19%
Net interest margin	3.20%	3.30%	3.31%

Ratio of interest-earning assets to interest-bearing liabilities	1.24x	1.22x	1.22x